Exhibit 5.1

Venture Law Corporation

Suite 618 - 688 West Hastings Street

Vancouver, British Columbia, V6B 1P1

Telephone: (604) 659-9188

Facsimile: (604) 659-9178

April 24, 2015

Abattis Bioceuticals Corp.
1040 - 885 West Georgia Street
Vancouver, British Columbia, V6C 3H1

Ladies and Gentlemen,

Re: Abattis Bioceuticals Corp. - Registration Statement on Form F-1

We have acted as Canadian counsel to Abattis Bioceuticals Corp., a corporation incorporated under the Business Corporations Act (British Columbia) (the "Corporation"), in connection with the registration pursuant to a registration statement, as amended (the "Registration Statement"), filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 180,000,000 shares of common stock of the Corporation (the "Shares").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the "Corporate Documents"):

(a)	the certificate of incorporation and articles of the Corporation;
(b)	the by-laws of the Corporation;
(c)	certain resolutions of the Corporation's directors;
(d)	the Registration Statement; and
(e)	a certificate of an officer of the Corporation (the "Officer's Certificate").

For the purpose of this opinion letter, we have solely reviewed and undertaken the following searches and enquiries (collectively the "Corporate Searches"):

(a)	an online search carried out on April 24, 2015 in respect of the Corporation with the Registrar of Companies British Columbia;
(b)	an online search carried out on April 24, 2015 of the Canadian Securities Administrators Cease Traded Reporting Issuer List, confirming status of the Corporation; and
(c)	an online search carried out on April 24, 2015 of the list of reporting issuers in default maintained by the Alberta, British Columbia, and Ontario securities regulators respectively, confirming the Corporation is not in default of Canadian securities law requirements.

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We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents and Corporate Searches.

In examining all documents and in providing our opinion we have assumed that all individuals had the requisite legal capacity, all signatures are genuine, all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals.

We are qualified to carry on the practice of law in the Province of British Columbia and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be issued and sold by the Corporation have been duly authorized and, when such Shares are issued and paid for in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours Truly,

VENTURE LAW CORPORATION

"Venture Law Corporation"